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                                                                   EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is effective as of _________ __, 2001 (the "Effective Date"), and is entered into by and between , an individual ("Executive"), and [Fleetwood Enterprises, Inc.], a Delaware corporation (the "Company").

                                 R E C I T A L S

         WHEREAS, the Company has determined that it is in its best interests to implement a new compensation program to compensate certain of its employees on a more competitive basis and thereby encourage such employees to further the interests of the Company and its stockholders, which program shall be effective as of the Company's fiscal year beginning May 1, 2001 (the "New Compensation Program");

         WHEREAS, the Company desires that Executive participate in the New Compensation Program by entering into this Agreement and Executive desires to participate in the New Compensation Program by entering into this Agreement; and

         WHEREAS, by entering into this Agreement, the terms of Executive's employment with the Company shall be governed by the terms and conditions of this Agreement and any prior agreement between Executive and the Company or any of the Company's affiliated entities relating to Executive's employment with the Company or any of its affiliated entities shall be superseded by the terms of this Agreement except to the extent set forth herein.

         NOW, THEREFORE, in consideration of the recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                A G R E E M E N T

         1. EMPLOYMENT. As of the Effective Date, the Company hereby employs Executive to serve in the capacity of [Title] ("[Title]"). The Company's Board of Directors (the "Board") and/or the Company's Chief Executive Officer (the "CEO") may provide such additional designations of title to Executive as the Board [and/or CEO], in its discretion, may deem appropriate.

         Executive agrees to perform the executive duties and functions customarily associated with the office of [Title] and as specified from time to time by the Board [and/or the CEO]. Except for legal holidays, vacations and absences due to temporary illness, Executive shall devote his time, attention and energies to the business of the Company on a full-time basis. Executive represents and warrants to the Company that he is under no restriction, limitation or other prohibition to perform his duties as described herein.


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         2.       EMPLOYMENT COMPENSATION AND BENEFITS.

                  (a) BASE SALARY. Executive's initial base salary shall be at the annual rate of _________________________ Dollars ($____________)
         (the "Base Salary"), which be payable at least as frequently as monthly and subject to deductions and withholdings required by applicable law and as customary in respect of the Company's salaried employees. This salary level shall be reviewed at least annually by the Board's Compensation Committee on the basis of Executive's performance and the Company's financial success and progress.

                  (b) INCENTIVE COMPENSATION. As additional compensation to provide incentives for Executive to extend efforts which will assist in increasing the profits of the Company, Executive shall be eligible to receive incentive compensation in accordance with the terms and conditions of the Company's Senior Executive Incentive Compensation Plan, as such plan has been established by the Company and as may be modified from time to time (the "Plan"). A copy of the Plan has been delivered to Executive along with this Agreement and the Company shall provide Executive with a copy of any revisions to the Plan when such revisions become effective. Executive's participation in the Plan and the number of participant points granted under the Plan are subject to adjustment by the Board's Compensation Committee at such Committee's discretion.

                  (c) VACATION. Executive shall be entitled to annual vacations in a manner commensurate with his status as a key executive and in accordance with the Company's vacation policies in effect during the term of this Agreement.

                  (d) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable amounts actually expended by Executive in the course of performing his duties for the Company and in accordance with any Company-established guidelines where Executive tenders receipts or other documentation reasonably substantiating the amounts as required by the Company.

                  (e) OTHER BENEFITS. Except as otherwise provided in this Agreement, Executive shall be entitled to receive all of the rights, benefits and privileges of an executive officer of the Company under any retirement, pension, profit-sharing, group medical insurance, group dental insurance, group-term life insurance, disability insurance and other similar employee benefit plan or program which may be now in effect or hereafter adopted, to the extent that Executive is eligible under the provisions thereof.

         3.       TERMINATION.

                  (a) AT WILL. The Company shall employ Executive at will, and either Executive or the Company may terminate Executive 's employment with the Company at any time and for any reason, with or without cause.

                  (b) SEVERANCE PAYMENT AND BENEFITS. If Executive 's employment is terminated as a result of a Qualifying Termination, as defined below, and if Executive delivers a fully executed release and waiver of all claims against the Company in the


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         form attached hereto as EXHIBIT A (the "Release Agreement"), then, upon expiration of any applicable revocation period contained in the Release Agreement, the Company shall pay or provide Executive the following severance payment and benefits:

                           (i) Executive shall receive the Severance Payment, as
                  defined below, which shall be payable in equal monthly installments beginning on the first day of the first full month and continuing on the first day of each month thereafter during the Severance Period. The Severance Payment is in lieu of any severance payment benefits which otherwise may at that time be available under the Company's applicable policies; PROVIDED, HOWEVER, that nothing in this Agreement is intended to modify or supersede the Agreement re: Change In Control entered into between Executive and the Company as of ________, 2001 (the "Agreement re: Change In Control"), and Executive shall be entitled to receive whatever additional severance pay benefits, if any, for which he may qualify according to the terms of the Agreement re: Change in Control.

                           As used herein, "Severance Payment" shall mean that
                  amount equal to the product of (A) the number of full months immediately before the date of Executive's Qualifying Termination during which Executive has been continuously employed by the Company as a senior executive officer of the Company or any of its affiliated companies, up to a maximum of twelve (12) months (the "Measuring Period") and (B) the average monthly amount of Executive's Base Salary plus all bonuses and incentive compensation payments paid to Executive, as averaged over the Measuring Period. Any Severance Payment shall be subject to deductions and withholdings required by applicable law and shall be reduced by an amount equal to the incentive payments, if any, that become payable in connection with the Qualifying Termination. As used herein, "Severance Period" shall mean that period beginning upon Executive's Qualifying Termination and ending upon the lapse thereafter of that number of months equal to the Measuring Period.

                           (ii) During the Severance Period and to the extent
                  reasonably practicable, Executive shall be entitled to receive benefits comparable to those which had been made available to him (including his family) before the Qualifying Termination: group medical insurance, group dental insurance, group-term life insurance and disability insurance. These benefits shall be provided at no cost to Executive, except to the extent that tax rules require the inclusion of the value of such benefits in Executive's income. To the extent reasonably practicable, these benefits shall be continued in a comparable manner and at a comparable level as immediately prior to the Qualifying Termination. The provision of these benefits shall be earlier terminated or reduced, as applicable, if and to the extent Executive receives comparable benefits as a result of concurrent coverage through another program.

                           (iii) Any and all of Executive's unvested stock
                  options shall immediately become fully vested and exercisable. Notwithstanding anything to the contrary contained in the equity incentive plan(s) pursuant to which such


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                  options were granted, any options that vest and become
                  exercisable pursuant to this Section 3(b)(iii) shall expire sixty (60) days after the Qualifying Termination.

                  (c) QUALIFYING TERMINATION. Executive 's termination shall be considered a "Qualifying Termination" unless:

                           (i) Executive voluntarily terminates his employment
                  with the Company and its affiliated companies. Executive, however, shall NOT be considered to have voluntarily terminated his employment with the Company and its affiliated companies if his overall compensation is reduced or adversely modified in any material respect or his authority or duties are materially changed and he elects to terminate his employment within sixty (60) days following such reduction, modification or change. For the purposes of this subparagraph, Executive's authority or duties shall be considered to have been "materially changed" if, without Executive's express and voluntary written consent, there is any substantial diminution or adverse modification in his title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel), or if, without Executive's express and voluntary written consent, his job location is transferred to a site more than fifty (50) miles away from his place of employment.

                           (ii) The termination is on account of Executive's
                  death or Disability. For such purposes, "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the performance of his responsibilities for the Company and its affiliated companies and which, at least three (3) months after its commencement, is determined to be total and permanent by a physician agreed to by the Company and Executive, or in the event of Executive's inability to designate a physician, his legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified physician and the two physicians so nominated shall select a third physician who shall make the determination as to Disability.

                           (iii) Executive is involuntarily terminated for
                  "Cause." For this purpose, "Cause" shall be limited to only three types of events:

                                    (A) Executive's refusal to comply with a
                           lawful, written instruction of the Board or Executive's immediate supervisor, which refusal is not remedied by Executive within a reasonable period of time after his receipt of written notice from the Company identifying the refusal, so long as the instruction is consistent with the scope and responsibilities of Executive's position;

                                    (B) Executive's act or acts of personal
                           dishonesty which were intended to result in Executive's substantial personal enrichment at the expense of the Company or any of its affiliated companies; or


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                                    (C) Executive's conviction of any
                           misdemeanor involving an act of moral turpitude or any felony.

                           (iv) Executive ceases to be employed by the Company
                  due to the sale or acquisition of all of the equity interests in, or substantially all of the assets of, a subsidiary or division of the Company with which Executive is affiliated, or in connection with the merger of such a subsidiary or division, and this Agreement is assumed in writing by such acquiring or surviving person or entity or an affiliate thereof.

                           (v) Notwithstanding anything in this Section 3(c) to
                  the contrary, if the Company relocates its principal operational or executive headquarters and Executive is transferred, or requested to transfer, to such headquarters, then if Executive elects to terminate his employment because of such a transfer or request to transfer, such termination shall not be deemed a Qualifying Termination regardless of whether such new headquarters is located more than fifty (50) miles from the location of Executive's then-current place of employment.

                  (d) RETURN OF MATERIALS. In the event of any termination of Executive's employment for any reason whatsoever, Executive shall promptly deliver to the Company all Company property, including, but not limited to, documents, data, and other information pertaining to Confidential Information, as defined below. Executive shall not take with him any documents or other information, or any reproduction, summary or excerpt thereof, containing or pertaining to any Confidential Information.

         4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Executive acknowledges that during the term of his employment with the Company, he will have access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to, the present or future business of the Company, the research and development or investigation of the Company, or the business of any customer of the Company ("Confidential Information"). For example, Confidential Information includes, but is not limited to, devices, secret inventions, processes and compilations of information, records, specifications, designs, plans, proposals, software, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company and its customers and vendors. Executive shall not disclose any Confidential Information, directly or indirectly, or use such information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company. Executive also agrees to comply with the Company's policies and regulations, as established from time to time for the protection of its Confidential Information, including, for example, executing the Company's standard confidentiality agreements. This section shall survive termination of this Agreement.

         5. NON-SOLICITATION. Executive agrees that so long as he is employed by the Company and for a period of twelve (12) months after termination of his employment for any reason, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company or any of its


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affiliated companies to discontinue his or her employment with the Company; (b)
usurp any opportunity of the Company or any of its affiliated companies of which Executive became aware during his tenure at the Company or which is made available to him on the basis of the belief that Executive is still employed by the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company or any of its affiliated companies to restrict or cancel the business of any such account, customer or client with the Company or any of its affiliated companies. This section shall survive termination of this Agreement.

         6. SUCCESSORS.

            (a) This Agreement is personal to Executive, and without the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive 's legal representatives.

            (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         7. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the internal laws of California shall govern its validity and interpretation in the performance by the parties hereto of their respective duties and obligations hereunder.

         8. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

         9. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supersedes any and all prior written or oral agreements between Executive and the Company, including,
without limitation, that [Employment Contract] dated as of          , 2000. This
Agreement contains the entire understanding of the parties hereto with respect to the terms and conditions of Executive's employment with the Company; PROVIDED, HOWEVER, that this Agreement is not intended to supersede the Agreement re: Change in Control, or any agreements which Executive may previously have entered into regarding the protection of trade secrets and confidential information.


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         10. DISPUTE RESOLUTION.

             (a) Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall, on demand by either of the parties by written notice served on the other party in the manner prescribed in Section 11 hereof, be referenced pursuant to the procedures described in California Code of Civil Procedure ("CCP") Sections 638, ET SEQ., as they may be amended from time to time (or such procedures as nearly the same as may be available under the laws of California, the "Reference Procedures"), to a retired Judge from the superior court of California for the County of Riverside (the "Venue County") for a decision.

             (b) The Reference Procedures shall be commenced by either party by the filing in the superior court of Venue County a petition pursuant to CCP Section 638(1) (or such procedures as nearly the same as may be available under the laws of California, a "Petition"). Said Petition shall designate as a referee a Judge from the list of retired superior court Judges from the Venue County who have made themselves available for trial or settlement of civil litigation under said Reference Procedures. If the parties hereto are unable to agree on the designation of a particular retired superior court Judge of the Venue County, or the designated Judge is unavailable or unable to serve in such capacity, request shall be made in said Petition that the Presiding or Assistant Presiding Judge of the superior court of the Venue County appoint as referee a retired superior court Judge from the aforementioned list.

             (c) Except as hereafter agreed by the parties, the referee shall apply the internal law of the State of California in deciding the issues submitted hereunder. Unless formal pleadings are waived by agreement among the parties and the referee, the moving party shall file and serve its complaint within fifteen (15) days from the date a referee is designated as provided herein, and the other party shall have fifteen (15) days thereafter in which to plead to said complaint. Each of the parties reserves its respective rights to allege and assert in such pleadings all claims, causes of action, contentions and defenses which it may have arising out of or relating to the general subject matter of the Covered Dispute that is being determined pursuant to the Reference Procedures. Reasonable notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee. Discovery shall be conducted as the parties agree or as allowed by the referee. Unless waived by each of the parties, a reporter shall be present at all proceedings before the referee.

             (d) It is the parties' intention by this Section 10 that all issues of fact and law and all matters of a legal and equitable nature related to any Covered Dispute will be submitted for determination by a referee designated as provided herein. Accordingly, the parties hereby stipulate that a referee designated as provided herein shall have all powers of a Judge of the superior court including, without limitation, the power to grant equitable and interlocutory and permanent injunctive relief.

             (e) Each of the parties specifically (i) consents to the exercise of jurisdiction over his person by a referee designated as provided herein with respect to any and all


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         Covered Disputes; and (ii) consents to the personal jurisdiction of the
         California courts with respect to any appeal or review of the decision of any such referee.

             (f) Each of the parties acknowledges that the decision by a referee designated as provided herein shall be a basis for a judgment as provided in CCP Section 644 and shall be subject to exception and review as provided in CCP Section 645, or such procedures as nearly the same as may be available under the laws of California.

             (g) The Company shall pay all fees and costs incurred by Executive in connection with the Reference Procedures for a Covered Dispute other than attorneys' fees incurred by Executive.

         11. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

             To the Company:                        To Executive:

             Fleetwood Enterprises, Inc.            ----------------------------
             3125 Myers Street                      Home Address
             Riverside, California  92503-5527      City, State, Zip
             Attn:  General Counsel

         12. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

         13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.

                               -----------------------------
                               [Name of Executive]

                               [FLEETWOOD ENTERPRISES, INC.,]
                               a Delaware corporation

                               By:
                                  ---------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title:
                                        ---------------------------------------


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                                    EXHIBIT A

                                RELEASE AGREEMENT

         I, ________________________, hereby enter into this Release Agreement (this "Agreement"), pursuant to Paragraph 3(b) of my Employment Agreement with [Fleetwood Enterprises, Inc.], a Delaware corporation (the "Company"), in consideration for which the Company shall make the Severance Payment as described in my Employment Agreement entered into effective as of __________, 2001.

         1. The date of my Qualifying Termination is _________________, and I have received a final paycheck for all wages due, including all accrued vacation, through that date. Other than the Severance Payment as described in my Employment Agreement and whatever additional severance pay benefits, if any, for which I may qualify according to the terms of my Agreement re: Change in Control with the Company, the foregoing payments are the only amounts which I am entitled to receive from the Company, and I hereby waive all other payments or claims for payments.

         2. As consideration for the Severance Payment as described in my Employment Agreement, I hereby release the Company, its successors, affiliates, directors, employees and agents from any and all claims or lawsuits (including, for example, equal employment claims, wrongful discharge claims and claims for age discrimination under the Age Discrimination in Employment Act) which I may have based either on my employment, my termination, or any other event occurring prior to the date of this Agreement. This Release is intended to settle any and all claims that I may have against the Company. Accordingly, I waive any and all rights conferred under [Section 1542 of the California Civil Code], which provides: ["A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."]

         3. I acknowledge and understand my continuing obligation (a) to maintain the confidentiality of the Company's trade secrets and other confidential and proprietary information and (b) not to solicit the Company's customers or employees, as set forth in Paragraphs 4 and 5 of my Employment Agreement. I also warrant and represent that I have returned all Company materials as required in Paragraph 3(d) of my Employment Agreement.

         4. I acknowledge that I fully understand my right to discuss this Agreement with an attorney, and I have carefully read and fully understand this entire Agreement, and I am entering into this Agreement voluntarily.


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         5. I understand that I shall have twenty-one (21) days from the date of receipt of this Agreement to consider this Agreement, I shall have seven (7) days following the signing of this Agreement to revoke it in writing, and this Agreement shall not be effective or enforceable until this revocation period has expired.

Dated:
        -------------------             --------------------------------
                                        [Name of releasing party]




Dated:                                  [FLEETWOOD ENTERPRISES, INC.,]
        -------------------             a Delaware corporation

                                        By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


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